MICROAGE, INC.

                     FORM OF 1997 MANAGEMENT EQUITY PROGRAM

                                 AWARD AGREEMENT

                                   (EXECUTIVE)

                                December 4, 1996




Dear Executive:


         Pursuant to the action taken by the Board of Directors of MicroAge, Inc. (the "Company") and the Compensation Committee of the Board of Directors, you are hereby offered participation in the 1997 Management Equity Program (the "1997 MEP") under the MicroAge, Inc. Long-Term Incentive Plan (the "Plan"). Under the 1997 MEP, you have the opportunity to receive options to restructure your compensation package to some extent. Essentially, you may elect to purchase shares of the common stock of the Company if you irrevocably elect to waive all or a portion of your base salary and any bonuses you may receive for the 1997, 1998, and 1999 fiscal years, and later years if necessary, under the following terms and conditions.

BEFORE YOU ELECT TO PARTICIPATE IN THE 1997 MEP, READ THIS AWARD AGREEMENT. YOU WILL BE REQUIRED TO SIGN THIS AWARD AGREEMENT, AND YOUR SIGNATURE WILL EVIDENCE THAT YOU HAVE READ THIS AWARD AGREEMENT, UNDERSTAND IT, AND AGREE WITH ITS TERMS AND CONDITIONS.

TO PARTICIPATE IN THE 1997 MEP, YOU MUST COMPLETE AND SIGN THIS AWARD AGREEMENT AND RETURN IT TO AL LYONS BY 12:00 P.M. NOON ON FRIDAY,
DECEMBER 27, 1996.


         1. EFFECTIVE DATE. The effective date of your participation in the 1997 MEP is January 6, 1997.

         2. 1997-1999 WAIVER. You hereby elect to waive a portion of your salary and bonuses received for the Company's 1997, 1998, and 1999 fiscal years in the amounts specified in the tables below (please understand that bonuses for later years may be automatically waived, as may be necessary to make up any deficit (see footnote 2 and Example A attached to this Award Agreement)):

                                              1997-1999 WAIVER TABLE
                                              ----------------------
=============================  ============================  ============================  =============================
         Fiscal Year                     Salary1                       Bonus2                         Total
-----------------------------  ----------------------------  ---------------------------  ------------------------------
            1997               $                             $                            $
     (11/4/96 - 11/2/97)
-----------------------------  ----------------------------  ---------------------------  ------------------------------
            1998               $                             $                            $
     (11/3/97 - 11/1/98)
-----------------------------  ----------------------------  ---------------------------  ------------------------------
            1999               $                             $                            $
    (11/2/98 - 10/31/99)
-----------------------------  ----------------------------  ---------------------------  ------------------------------
          1997-1999            $                             $                            $                            3
=============================  ============================  ===========================  ==============================

         3. NUMBER OF OPTIONS GRANTED. In exchange for electing to waive the amount of compensation specified in the 1997-1999 Waiver Table in Paragraph 2, above, you are hereby granted an option to purchase the number of shares of MicroAge, Inc. Common Stock calculated pursuant to the formula below (to be completed by MicroAge):

         (1)      Total Compensation Waived (1997-1999 fiscal years):           $_______________

         (2)      $                         (Total Compensation Waived)         $_______________
                   ------------------------

                  Multiplied by Seven (7) (the Leverage Factor"):

         (3)      Common Stock Closing Price on Effective Date
                  (January 6, 1997) (the "Common Stock Price"):                 $_______________

         (4)      Total Options Granted (2) / (3) (rounded up):
                  (See Example B attached to this Award Agreement)              $_______________

___________________________

         1 The minimum annual salary waiver amount is $8,000 (5% of your Current Base Salary). The maximum annual salary waiver amount is $24,000 (15% of your Current Base Salary).

         2 There is no minimum annual bonus waiver amount. The maximum annual bonus waiver amount is $40,000 (25% of your Current Base Salary). If the bonus amount you elect to waive in any year is more than the bonus actually paid to you for that year, the deficit amount will be added to your bonus waiver amount for the following year. Deficit amounts will continue to be carried forward until made up or until January 6, 2006. See Example A attached to this Award Agreement. Note: The bonus waiver amounts are for bonuses relating to a given fiscal year, whether or not the bonus is paid during such fiscal year. For example, if a bonus for fiscal year 1997 is paid in December 1997 (during fiscal year 1998), any 1997 bonus waiver amount you have included in the Waiver Table would be deducted from your December 1997 bonus.

         3 The minimum waiver amount (salary and bonuses combined) for the three-year period (1997- 1999) is $______ (50% of your Current Base Salary). The maximum waiver amount (salary and bonuses combined) for the three-year period (1997-1999) is $_______ (100% of your Current Base Salary).
                                        2

         (See Example B attached to this Award Agreement)        $______________

         4. VESTING OF OPTIONS. Your options will vest in one-third (1/3) increments beginning on the first day of the fiscal year which is three years following the first day of the fiscal year for each year you elect to waive base salary and/or bonus amounts. HOWEVER, your options will not fully vest until you have actually waived all of the compensation you agreed to waive.

                  FOR EXAMPLE, the options to be purchased with the compensation you receive for fiscal year 1997 will vest in 1/3 increments beginning on November 1, 1999 (the first day of fiscal year 2000) and will be 100% vested on October 29, 2001 (the first day of fiscal year 2002). Correspondingly, the options to be purchased with the waived compensation you receive for fiscal year 1998 will vest in 1/3 increments beginning on October 30, 2000 (the first day of fiscal year 2001) and will be 100% vested on November 4, 2002 (the first day of fiscal year 2002), and so on.

                  If you elect to waive a specific amount of your bonuses for the next three fiscal years, but do not receive bonuses for the next three fiscal years sufficient to cover the amount you agreed to waive, the bonuses you may be otherwise entitled to receive in later years (up through January 6, 2006) will be used to make up any shortfall on a "first-in, first-out" theory. See Examples C and D attached to this Award Agreement.

                  Notwithstanding the above, your options will become fully vested and exercisable as of January 6, 2006, unless you otherwise terminate employment before such date.

         5. EXPIRATION OF OPTIONS. Subject to Section 6 and 7 of this Award Agreement, your options will expire, unless sooner exercised, on January 6, 2006.

         6. TERMINATION OF EMPLOYMENT.

                  Death. Upon your death, your beneficiary will be entitled to receive the number of options determined by multiplying the sum of your compensation actually waived up to the date of your death by the Leverage Factor and dividing the product by the Common Stock Price; provided, however, that only the total compensation waived by you up to the date of your death will be considered. All options received by your beneficiary will be fully vested and immediately exercisable. Your beneficiary will have up to one year from the date of your death to exercise the options. After that one year period, the options will be cancelled. Under no circumstances will you or your beneficiary be entitled to receive cash equal to all or any portion of the compensation you elected to waive under the 1997 MEP.

                  Disability. Upon your termination of employment due to a "Disability" (as that term is defined in the Plan) you will be entitled to receive the number of options determined by multiplying the sum of your compensation actually waived up to the date of your termination by the Leverage Factor and dividing the product by the Common Stock Price; provided, however, that only the total compensation waived by you up to the date of your termination will be considered. All options received will be fully vested and immediately exercisable. You will have up to one year from the date of termination of employment to exercise the options. After that one year period, the options will be cancelled. Under no circumstances will you be entitled to receive cash equal to all or any portion of the compensation you elected to waive under the 1997 MEP.

         Voluntary or Involuntary. Upon your voluntary or involuntary termination of employment, you will be entitled to receive the number of options determined by multiplying the sum of your compensation actually waived up to the date of your termination by the Leverage Factor and dividing the product by the Common Stock Price; provided, however, that only the total compensation waived by you up to the date of termination of employment will be considered. Your options will continue to vest under the above vesting schedule as if you continued to be employed by the Company and continued participating in the 1997 MEP. Under no circumstances will you be entitled to receive cash equal to all or any portion of the compensation you elected to waive under the 1997 MEP.

         7. TERMINATION OF 1997 MEP. If the Committee decides to terminate the 1997 MEP, you will be entitled to receive a number of options determined by multiplying the sum of your compensation actually waived up to the date of your termination by the Leverage Factor and dividing the product by the Common Stock Price; provided, however, that only the total compensation waived by you up to the date of termination will be considered. All options received will be fully vested and immediately exercisable. You will have up to thirty days from the date of such termination to exercise the options. After such thirty day period, the options will be cancelled. Under no circumstances will you be entitled to receive cash equal to all or any portion of the compensation you elected to waive under the 1997 MEP.

         8. CHANGE OF CONTROL. Upon a "Change of Control" (as that term is defined in the Plan), the terms of Section 13.10 and 14.2 of the Plan will apply to all options issued under the 1997 MEP. Upon a Change of Control, you will be entitled to receive the number of options determined by multiplying the sum of your compensation actually waived up to the date of the Change of Control by the Leverage Factor and dividing the product by the Common Stock Price; provided, however, that only the total compensation waived by you up to the date of Change of Control will be considered. All options will be fully vested and immediately exercisable. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company would not be the surviving or resulting corporation, you will be entitled to receive the number of options determined by multiplying the sum of your compensation actually waived up to the date of exercise by the Leverage Factor and dividing the product by the Common Stock Price; provided, however, that only the total compensation waived by you up to the date of exercise will be considered. All options will be fully vested and exercisable (a) in the case of a dissolution or liquidation, at anytime after the Company's Board of Directors takes action authorizing the dissolution or liquidation of the Company or (b) in the case of a merger or consolidation in which the Company would not be the resulting or surviving corporation, upon the Company's public announcement that a definitive agreement regarding such a merger or consolidation has been reached. Under no circumstances will you be entitled to receive cash equal to all or any portion of the compensation you elected to waive under the 1997 MEP.

         9.  COMPANY   INFORMATION.   By  signing  this  Award  Agreement,   you
acknowledge  that you have been given, or were offered,  a copy of the Company's
(i) Annual Report on Form 10-K for the fiscal year ended  October 29, 1995,  and
(ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended January 28, April 28, and July 28, 1996 (the "SEC Reports"), and that you were given an opportunity to ask questions of any of the Company's executive officers regarding the SEC Reports or any other matter regarding the Company.

         10. RISK OF INVESTMENT. By signing this Award Agreement, you recognize that your participation in the 1997 MEP is a speculative investment in that the success or failure of your investment depends on the market value of the Company's Common Stock over a several year period. You further recognize that all or a portion of your investment (i.e., your salary and bonus waiver) may be lost. You also acknowledge that you were given the opportunity to consult with your personal advisor(s) regarding the 1997 MEP.

         I hereby elect to participate in the 1997 MEP under the terms and conditions set forth above and acknowledge that I have read and understood the terms and conditions of the 1997 MEP.




SIGNATURE____________________________

DATE_________________________________

SSN__________________________________


ACCEPTED:
MICROAGE, INC.



BY___________________________________
         Jeffrey D. McKeever
ITS:     Chairman of the Board and
         Chief Executive Officer
                                        6